Exhibit 10.3


                          BESTNET COMMUNICATIONS CORP.
                             (A NEVADA CORPORATION)

                             UNIT PURCHASE AGREEMENT

The parties to this Agreement are BestNet Communications Corp, a Nevada corporation having its principal place of business at 5075 Cascade Road SE, Suite A, Grand Rapids, Michigan 49546 ("the Company") and Katsinam Partners, LP, an Arizona limited partnership whose address is 7377 East Doubletree Ranch Road, Suite 290, Scottsdale, Arizona 85258 ("Katsinam"). The parties have agreed as follows:


                                 1. TRANSACTION

The Company, by due action of its Board of Directors, has authorized the offer and sale to Katsinam, under this Agreement, of 200,000 Units (collectively the "Units", separately a "Unit") in the aggregate principal amount of $60,000, each Unit consisting of (a) three (3) shares of the common stock of the Company, $0.001 par value ("the Common Stock"), (b) one (1) share of the Series A Preferred Stock ("Preferred Stock") of the Company and a Warrant for the purchase of one share of Common Stock as provided therein. The Statement of Rights and Privileges of the Preferred Stock and the Warrant shall be as respectively shown in Exhibits 1A and 1B attached hereto.


                              2. PURCHASE AND SALE

2.1 Notes. Subject to all of the terms and conditions of this Agreement, the Company will issue and sell the Units to Katsinam and Katsinam will purchase the Units from the Company at the aggregate price of $60,000; provided that all such terms and conditions are satisfied.

2.2 Closing. The purchase by and sale to Katsinam (the "Closing") shall take place at 11:00 AM, local time, on March 12, 2004 at the offices of the Company at 5075 Cascade Road SE, Suite A, Grand Rapids, Michigan 49546, or at such other time or place upon which the Company and Katsinam may agree (such date being hereinafter called the "Closing Date"). At the Closing, the Company shall deliver to Katsinam or its representative instruments evidencing the securities comprising the Units and other items required to be delivered to Katsinam pursuant to this Unit Purchase Agreement.


          3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

As an inducement to Katsinam to enter into this Agreement and to purchase and pay for the Units, the Company represents, warrants and agrees that:

3.1 Disclosure Documents. The Company has heretofore delivered to Katsinam a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003, as filed with the Securities and Exchange Commission, every Report filed with the said Commission subsequent thereto pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") together with all exhibits annexed thereto, and each press release or other public announcement including without limitation all shareholder communications (such Reports and the exhibits annexed thereto, press releases, public announcements, shareholder communications are called collectively herein the "Disclosure Documents", which term shall include any additions or supplements thereto). The Company has carefully prepared the Disclosure Documents or has caused them to be so prepared. When read as one document, the Disclosure Documents are intended to provide all of the information required to be contained in a registration

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statement under the Securities Act of 1933, as amended (the "1933 Act")
including without limitation, a prospectus as that term is defined in Section 2(10) of the 1933 Act, except as such requirement is modified by Regulation D. Except as disclosed in Schedule 3.1 attached hereto, the Disclosure Documents are, and shall be on the Closing Date, true and correct and shall not omit to state any material fact necessary to make the statements made in the Disclosure Documents not misleading on and as of such date.

3.2 Valid Existence. The Company was duly organized and is validly existing as a corporation under the laws of Nevada and is duly qualified to do business in Michigan and in Ontario and in each other jurisdiction where qualification is material to its business as presently conducted.

 3.3 Authority for Agreement. This Agreement has been duly authorized by all necessary corporate action of the Company and, when executed and delivered by the Company, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities.

3.4 Validity of Common Stock. The shares of Common Stock included in the Units and the Common Stock issuable upon the due exercise of the Warrant and the due conversion of the Preferred Stock will, when issued in accordance with the terms of this Unit Purchase Agreement and the Warrants and the Preferred Stock, as the case may be, constitute duly authorized, legally and validly issued shares of Common Stock, fully paid and non-assessable.

3.6 Validity of Preferred Stock. The shares of Preferred Stock included in the Units will, when issued in accordance with the terms of this Unit Purchase Agreement, constitute duly authorized, legally and validly issued shares of the Series A Preferred Stock of the Company, fully paid and non-assessable.

3.7 Validity of Warrants. Each Warrant, when issued upon the due conversion of the Notes, will be duly authorized, validly existing obligations of the Company, enforceable in accordance with its terms.

3.8 No Conflicting Rights. The holders of the outstanding Common Stock and Preferred Stock of the Company are not entitled to pre-emptive or other rights to subscribe for the Notes. This transaction does not give rise to any rights relating to the registration of any shares of Common Stock.


            4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF KATSINAM

Katsinam hereby represents and warrants to and agrees with the Company as follows (provided that such representations, warranties and agreements do not diminish or obviate the representations, warranties and agreements of the Company set forth in this Agreement):

4.1 Authority. Katsinam, through its General Partner, by CNTG, LLC, has full power and authority to enter into this Agreement, which, when executed and delivered, will constitute its valid and legally binding obligation.

4.2 Purchase for Own Account. The Common Stock, the Preferred Stock and the Warrants issuable pursuant to this Unit Purchase Agreement ("the Securities") will be acquired for investment for the account of Katsinam and not with a view to the resale or distribution of any part thereof, and Katsinam has no present intention of selling, granting any participation in or otherwise distributing the same; and has no contract, undertaking, agreement or arrangement with any person to sell transfer or grant participations to such person or to any third person, with respect to any of the Securities. Nothing in this paragraph 4.2, however, limits the right of Katsinam to transfer the Securities to its members in connection with a liquidation of Katsinam and concomitant distribution of its assets or the right of Katsinam to have the Securities registered as provided in
Section 6 of this Agreement.

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4.3 Accredited Investor. Katsinam is a limited partnership, each member of which is an accredited investor whose net worth, or joint net worth together with his spouse, exceeds $1,000,000. The term "net worth" as used in this paragraph means the excess of the member's assets over his liabilities and, if included among his assets, his principal residence is valued at fair market value. Katsinam is familiar with the definition of Accredited Investor under the 1933 Act and the regulations promulgated thereunder and is an Accredited Investor.

4.4 Restricted Securities. Katsinam understands that none of the Securities may be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely.

4.5 Legends. To the extent applicable, any certificate evidencing any of the Securities will be endorsed with legends substantially in the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                  5. CONDITIONS TO THE OBLIGATIONS OF KATSINAM

Katsinam's obligations to purchase the Units under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true as of and shall survive each respective Closing.

5.2 No Deterioration. Except as described in Schedule 5.2 attached hereto, nothing has occurred since the date of the Disclosure Documents that has or may reasonably be expected to affect materially adversely the Company, its assets or its business

5.3 No Security Interest. Except as described in Schedule 5.3 attached hereto, there are no security interests in favor of any party in any material asset of the Company.

5.4 Officer Certificates. The President and the Chief Financial Officer of the Company shall have delivered at the Closing a certificate, substantially in the form shown by Exhibit 5.4 attached hereto, to the effect that the Company has complied with all agreements, obligations and conditions required of it pursuant to this Agreement.

5.5 Satisfaction with Inquiries, etc. Katsinam shall be satisfied with the results of their inquiries into the Company and its business and affairs, including without limitation the status of all executive employment agreements to which the Company is a party and the status, as outstanding or terminated, of all rights, options and warrants for the purchase of any of the Company's securities that were in the past awarded or purported to be awarded to any executive employee of the Company.

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                             6. REGISTRATION RIGHTS

The Company covenants and agrees as follows:

6.1 Definitions. For purposes of this Section 6:

          (a) The term "Holder" means any person owning or having the right to acquire Registrable Securities included in the Units or upon the conversion or exercise of the other securities underlying the Units.

          (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective.

          (c) The term "Registrable Securities" means (i) the Common Stock issuable or issued pursuant to this Agreement, (ii) the Common Stock issuable or issued upon the conversion of the Preferred Stock and/or the exercise of any Warrant and (ii) any Common Stock issued as (or issuable) upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of shares referenced in (i) and (ii) above, but excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
               Section 6 are not assigned.

          (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (e) The term "SEC" means the United States Securities and Exchange Commission.

All other capitalized terms used in this Section, which are not defined herein, shall have the meaning otherwise given in this Agreement.

6.2 Request for Registration.

(a) If the Company shall receive at any time after the date of this agreement, a written request from the Holders of forty-nine percent (49%) or greater of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of any part of the Registrable Securities then outstanding, then the Company shall:

     (i) within ten (10) calendar days of the receipt thereof; give written notice of such request to all Holders; and

     (ii) use its best efforts to effect as soon as practicable, and in any event within sixty (60) calendar days of the receipt of such request, the filing of a registration statement under the 1933 Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 6.2(b), within two hundred ten (210) business days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 6.2(a) and the Company shall include such information in the written notice referred to in sub section 6.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 6.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

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(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) calendar days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6.2:

     (i) After the Company has effected one registration pursuant to this
Section 6.2 and such registration has been declared or ordered effective; or

     (ii) After the First Closing Date, if the Company has filed and had declared effective a registration statement with respect to the exercise of the Warrants and the sale of all of the Registrable Securities and has kept such registration statement effective until the later of: (A) December 31, 2006, or
(B) two hundred ten (210) calendar days after the effective date of such registration statement. Notwithstanding the foregoing, the above period for maintenance of effectiveness of the 210-day period set forth in subsection 6.2(d)(ii)(B) above shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

6.3 Company ("Piggyback") Registration. If at any time commencing on the Closing Date (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered by employees pursuant on employee benefit plan on Form S-8, or a registration in connection with an exchange offer or any acquisition or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, give each Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with this Agreement, the Company shall cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

6.4 Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, keep such registration statement current and effective for a period of up to the earlier of two hundred seventy (270) calendar days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that in no event shall the Company be required to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated on such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6, that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and on the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

6.6 Expenses Of Registration. All expenses incurred in connection with any registration, filing or qualification pursuant to this Section 6, including without limitation all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriter's commissions and fees and any fees of others employed by a selling Holder other than the one counsel for the selling Holders referenced above, shall be borne by the Company.

6.7 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under paragraph 6.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize or in any way reduce the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

6.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1934 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in a connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or his or their representative or agent.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the 1933 Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, and any other holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or his representative or agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration.

          (c) Promptly after receipt by an indemnified party under this paragraph 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 5.7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this paragraph 6.8.

          (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, or otherwise.

6.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees to for up to three (3) years:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Company is a Public Corporation.

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.

The utilization of Rule 144 by any Holder to sell any securities of the Company, including without limitation any Registrable Securities, shall not affect the Company's obligations to register any Registrable Securities pursuant to this Agreement.

6.10 Delay of Registration. No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

6.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation, the provisions of Section 6.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 6.

6.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed hereunder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to or within one hundred twenty (120) days of the effective date of any registration effected pursuant to this Agreement.

6.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 6 after six (6) years following the date after which Holders may request registration of the Registrable Securities pursuant to Section 6.2(a) nor at any time when the Holder has the right to sell all of his Registrable Securities pursuant to SEC Rule 144(k).

6.14 Amendments and Waivers. Any term or provision of the registration rights stated in this Agreement may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.


                              7. FURTHER AGREEMENTS

7.1 Successors and Assigns. This Agreement shall be binding upon the successors and assigns, if any, of each Lender, except as provided by certain state laws.

7.2 Indemnification. Each Lender shall indemnify, hold harmless and defend the Company and its affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any representations or warranties made by such Lender herein, and each Lender agrees that in the event of any breach or untruth of any representations or warranties made by him herein, the Company may, at its option, forthwith rescind the sale of the Notes and Common Stock to such Lender.

7.3 Operating Statements. For as long as any of the Preferred Stock or the Warrants remain outstanding, the Company shall furnish to Katsinam, forthwith upon the preparation thereof, correct copies of its monthly operating statements, press releases and other public announcements, and its quarterly, annual and other Reports filed with the Securities and Exchange Commission

7.4 Legal Fees and Expenses. At the Closing, the Company shall, in consideration of this Agreement, reimburse Katsinam in the amount of $3,000 as and for its legal fees and other expenses in connection with this transaction.


                          8. GENERAL AND MISCELLANEOUS

8.1 Survival Of Warranties. The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and any inquiries by any party.

8.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Arizona without regard to conflicts of law.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of this 12th day of March, 2004.




Katsinam Partners, LP, by CNTG, LLC, its General Partner by

By
   ------------------------------------------
                  Anthony Silverman

A duly authorized Member




BESTNET COMMUNICATIONS CORP.

by                                                  , President
   -------------------------------------------------
ATTEST:                                         , Secretary
        ----------------------------------------

 Exhibit 1A - Statement of Rights, Preferences and Privileges of Series A
                                 Preferred Stock

              CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                         RIGHTS OF SERIES A CONVERTIBLE
                   PREFERRED STOCK, $.001 PAR VALUE PER SHARE

Pursuant to Title 7, Chapter 78, Section 78.1955 of the Nevada Revised Statutes

It is hereby certified that:

I. The name of the corporation is BestNet Communications Corp. (the "Corporation"), a Nevada corporation.

II. The certificate of incorporation of the Corporation, as amended, authorizes the issuance of Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series A Convertible Preferred Stock:

RESOLVED, that a portion of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 200,000. Each share of Series A Preferred Stock shall have a stated value equal to $0.001 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $.001 par value.

2. Ranking. The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock (which may be withheld in such holders' reasonable discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) Pari Passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series A Preferred Stock (which may be withheld in such holders' reasonable discretion) specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock (which may be withheld in such holders' reasonable discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.





3.   Dividends.

(a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends shall be paid on any Common Stock of the Corporation unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

(c) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

4.  Liquidation Rights.

(a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Common Stock or any other capital stock hereafter authorized that ranks junior to the Series A Preferred Stock (collectively, the "Junior Stock"), out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends, if any, to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock the Holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the Holders of shares of Junior Stock ratably among the Holders of the Series A Preferred Stock.

(b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 4.

5. Conversion into Common Stock. Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

(a) Subject to the further provisions and restrictions set forth in this paragraph 5, each Holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance to the Holder of Series A Preferred Stock and the Shareholder Approval (as defined below), to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 5(i) below) determined in accordance with the Conversion Price provided in paragraph 5(b) below (the "Conversion Price") by tendering to the Company the cash sum of $0.10 multiplied by the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible. Such payment shall be made by certified check or wire transfer of funds to an account designated by the Company. All issued or accrued but unpaid dividends, if any, may be converted at the election of the Holder simultaneously with the conversion of principal amount of Stated Value of Series A Preferred Stock being converted.

Notwithstanding anything herein to the contrary, the Series A Preferred Stock shall not be convertible into Common Stock until such time as there are sufficient authorized but unissued shares of Common Stock of the Corporation for such purpose. Promptly following the issuance of shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite shareholder approval (the "Shareholder Approval"); provided, however, that the rights contained in this Certificate shall constitute the Series A Preferred Stock holders' sole remedy in the event that the Corporation fails to obtain the requisite shareholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

(b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be two (2). The Conversion Price per share shall be $0.10.

(c) Subject to the restrictions set forth in this Section 5, the Holder of any certificate representing shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation or the Corporation's Transfer Agent and delivering within three business days thereafter, the original certificate for the Preferred Stock properly endorsed for or accompanied by duly executed instruments of transfer (and such other transfer papers as said Transfer Agent may reasonably require) to the Corporation or the Corporation's Transfer Agent, in addition to payment in full of the Conversion Price multiplied by the number of shares of Common Stock to be issued upon conversion. Each date on which a notice of conversion is delivered or telecopied to the Corporation or the Corporation's Transfer Agent in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will transmit the certificates representing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock (together with the Series A Preferred Stock representing the shares not converted) to the Holder via express courier, by electronic transfer or otherwise, within four business days after receipt by the Corporation of the original or telecopied notice of conversion and the Series A Preferred Stock representing the shares to be converted ("Delivery Date"). The Holder of the shares so surrendered for conversion shall be entitled to receive on or before the Delivery Date a certificate or certificates that shall be expressed to be fully paid and non-assessable for the number of shares of Common Stock to which such Holder shall be entitled upon such conversion registered in the name of such Holder. The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional Common Stock representing the conversion at the Conversion Price, of dividends accrued on the Series A Preferred Stock being converted. In the case of any Series A Preferred Stock that is converted in part only the Holder of shares of Series A Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series A Preferred Stock. Nothing herein shall be construed to give any Holder of shares of Series A Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of paragraph (d) or
(e) of this paragraph 5 until Holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

In the case of the exercise of the conversion rights set forth in paragraph 5(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

The Corporation and Holder may not convert that amount of the Series A Preferred Stock on a Conversion Date in amounts inconsistent with the limitations set forth in the Subscription Agreement in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may revoke the conversion limitation described in this Paragraph upon 75 days prior notice to the Corporation or upon an Event of Default hereunder. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

(d) The Conversion Price determined pursuant to 4(b) shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 5(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

(e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (d) of this paragraph 5. The foregoing provisions of this paragraph 5(e) shall similarly apply to successive mergers.

(ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series A

Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series A Preferred Stock notice of such adjusted conversion price.

(g) In case at any time the Corporation shall propose:

(i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

(ii) to offer for subscription to the Holders of its Common Stock any additional shares of any class or any other rights; or

(iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv) the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the Holders of record of the Series A Preferred Stock.

(h) So long as any shares of Series A Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions, subject to the Corporation's obligation to seek shareholder approval to increase its authorized but unissued Common Stock as set forth in paragraph 5(a).

(i) The term Common Stock as used in this paragraph 5 shall mean the $.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 5.

(j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k) In the event a Holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series A Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series A Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

6. Mandatory Conversion. The shares of Series A Preferred Stock and dividends may not be converted without the consent of the Holder.

7. Voting Rights. The shares of Series A Preferred Stock shall not have voting rights.

8. Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.


Dated:  ___________ ___, 2003

                                            BESTNET COMMUNICATIONS CORP.



                                            By: _______________________________

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of BestNet Communications Corp.)

         The undersigned hereby irrevocably elects to convert ______________ shares of the above Series A Convertible Preferred Stock into shares of Common Stock of BestNet Communications Corp. (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion:___________________________________________________________


Conversion Cost Per Share: $.10

Dollar Amount Paid to the Company for Conversion: ___________________



Number of Common Shares Issuable Upon This Conversion:_______________



Signature:__________________________________________________________________


Print Name:_________________________________________________________________


Address:____________________________________________________________________


Deliveries Pursuant to this Notice of Conversion Should Be Made to:

____________________________________________________________________________

____________________________________________________________________________

                          Exhibit 1B - Form of Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                          BESTNET COMMUNICATIONS CORP.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ______                         Number of Shares: 200,000

Date of Issuance: March  12, 2004

     BestNet Communications Corp., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Katsinam Partners, LP, the registered holder hereof or his permitted assigns (a "holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 p.m. Eastern Time on the Expiration Date (as defined herein) 200,000 fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares"), at the purchase price per share provided in Section 2(a) below.

     1. Definitions.

     (a) Warrant Issuance. This Warrant ("Warrant") is being issued to the holder by the Company pursuant to the Unit Purchase Agreement dated of even date herewith, between the Company and holder.

     (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

          (i) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of Grand Rapids, Michigan are authorized or required by law to remain closed.

          (ii) "Common Stock" means (A) the Company's common stock, par value $.001 per share, and (B) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (iii) "Expiration Date" means the date three (3) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York, New York or the State of New York or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

          (iv) "Issuance Date" means the date of issuance of this Warrant.

          (v) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (vi) "Principal Market" means the Over-The-Counter Bulletin Board operated by the NASD.

          (vii) "Securities Act" means the Securities Act of 1933, as amended.

          (viii) "Warrant" means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

          (ix) "Warrant Exercise Price" shall mean $0.30 per share.

          (x) Other Definitional Provisions. Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time. When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified. Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     2. Exercise of Warrant.

     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date following the date the Company's shareholders adopt a proposal authorizing an increase in the Company's authorized capital stock (as set forth in the Unit Purchase Agreement) and prior to 11:59 P.M. Eastern Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised in cash, certified or bank funds or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, and this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), credit such aggregate number of shares of Common Stock to which the holder (or its designee) shall be entitled to the holder's (or its designee's) balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, then the Company shall, on or before the fifth Business Day following receipt of the Exercise Delivery Documents issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder (or its designee), for the number of shares of Common Stock to which the holder (or its designee) shall be entitled. Upon delivery of the Exercise Notice referred to above, the holder of this Warrant (or its designee) shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder (or its designee) the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within five Business Days of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or the arithmetic calculation of the Warrant Shares within five days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm of nationally recognized standing, mutually acceptable to both the Company and the holder or (ii) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, mutually acceptable to both the Company and the holder. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

     (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after delivery of the Exercise Delivery Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

     (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number. This Warrant shall not be exercisable by cashless exercise.

     3. (a) Adjustment for Dividends in Other Stock and Property; Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

                    (1) other or additional stock or other securities or
               property (other than cash) by way of dividend,

                    (2) any cash or other property paid or payable out of any
               source other than retained earnings (determined in accordance with generally accepted accounting principles), or

                    (3) other or additional stock or other securities or
               property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise if on the Issuance Date such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3(a) and 3(b).

     (b) Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) or reclassification of its securities after the Issuance Date, or the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey or exchange all or substantially all its assets to another corporation or entity, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, reclassification, consolidation, merger, conveyance or exchange, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 3(a), (b), (c) and (d); in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (c) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of (x) Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, then and in each such event

          (1) the Warrant Exercise Price then in effect shall be decreased as of the time of the issuance of such additional shares or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Warrant Exercise Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividends or distributions; and

          (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Warrant Exercise Price.

     (d) Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

     4. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (c) During the period within which the rights represented by this Warrant may be exercised, but subject to the receipt of the affirmative vote of a majority of the Company's shareholders approving an amendment to the Company's certificate of incorporation to increase the authorized capital stock of the Company, at the next annual meeting of shareholders or special meeting of shareholders, as the case may be, to be held as soon as practicable following the date of issuance of this Warrant, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

          (d) The Company shall secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed within the time required by such exchange or quotation system's rules and regulations and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system within the time required by such exchange or quotation system's rules and regulations, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets and any such successive mergers, consolidations or acquisitions.

     5. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holders of this Warrant to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

     6. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     7. Representations of Holder.

          (a) The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

          (b) The holder of this Warrant further acknowledges that if the company's shareholders fail to adopt the proposal to increase the Company's authorized capital stock, as described in Section 2(a) hereof, this Warrant will not be exercisable by the holder and the Company shall have no liability to the holder as a result thereof.

     8. Ownership and Transfer.

          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          (b) This Warrant and the rights granted hereunder shall not be assignable by the holder hereof without the consent of the Company.

     9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

     10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

          BestNet Communications Corp.
          5075 Cascade Road, SE
          Suite A
          Grand Rapids, Michigan 49546
          Telephone:    (616) 977-9933
          Facsimile:    (616) 977-9955
          Attention:    Robert Blanchard, President and Chief Executive Officer

          With copy to:

          Squire, Sanders & Dempsey L.L.P.
          Two Renaissance Square
          Suite 2700
          40 North Central Avenue
          Phoenix, Arizona 85004
          Telephone:        (602) 528-4000
          Facsimile:        (602) 253-8129
          Attention:        Gregory R. Hall, Esq.

If to a holder of this Warrant, to it at the address and facsimile number set forth in writing by the holder and delivered from time to time, or at such other address and facsimile as shall be delivered to the Company by the holder at any time. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     11. Date. The date of this Warrant is March 12, 2004. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant provided that no such action may increase the Warrant Exercise Price of the Warrants, decrease the number of shares or class of stock obtainable upon exercise of any Warrants, or otherwise materially adversely effect the rights of the holder of this Warrant without the written consent of such holder.

     13. Descriptive Headings; Governing Law; Jurisdiction. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each of the parties hereto irrevocably consents and submits to the nonexclusive jurisdiction of the Supreme Court of the State of Arizona and the United States District Court for the District of Arizona in connection with any proceeding arising out of or relating to this Warrant, waives any objection to venue in the County of Maricopa, State of Arizona, or such District, and agrees that service of any summons, complaint, notice of other process relating to such proceeding may be effected in the manner provided by Section 10 hereof.

                                            BESTNET COMMUNICATIONS CORP.


                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------





                                            HOLDER


                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------


                                            Title:
                                                  -----------------------------

                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                          BESTNET COMMUNICATIONS CORP.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of BestNet Communications Corp., a Nevada corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Payment of Warrant Exercise Price. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     2. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


________________________________
   Name of Registered Holder

By:_____________________________

   Name:
   Title:

                          Exhibit 1B - Form of Warrant

                      Schedule 3.1 - Additional Disclosures





                      Schedule 3.1 - Additional Disclosures

                         Exhibit 5.4 Officer Certificate


The undersigned, _______________________, hereby certifies that he is the [Chief Executive Officer] [Chief Financial Officer] of Best Net Communications Corp, a Nevada corporation ("the Company") and further certifies as follows to Katsinam Partners, LP as follows:

     1. As such officer he is familiar with the business, affairs and assets of the Company and with the provisions of a certain Unit Purchase Agreement ("Agreement") between the Company on the one hand and Katsinam Partners, LP, on the other and acknowledges that the making, delivery and accuracy of this Certificate is a condition to the performance of Katsinam Partners, LP under the Agreement.

     2. To the best of his knowledge, after careful inquiry, the representations and warranties of the Company contained in the Agreement are true and correct on and all conditions required to be fulfilled as a condition to the obligations of the Purchasers have been fulfilled and as of the date of this Certificate.

     3. Nothing in the Agreement or any attachment thereto or document delivered in connection therewith contains any untrue statement of a material fact or omits to make a statement necessary to make the statements made therein not misleading.



Signed at Grand Rapids, Michigan on the _______ day of March 2004

By



_______________________________________________
    [Name and Title]



                         Exhibit 5.4 Officer Certificate